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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12


                                COTELLIGENT, INC.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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(5)     Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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            ISS SUPPORTS NOMINATION OF COTELLIGENT CEO JAMES LAVELLE
                              TO BOARD OF DIRECTORS

  Institutional Shareholder Services Report Recommends Cotelligent Stockholders
                   Vote For James Lavelle For Three Year Term


Irvine, CA - July 8, 2003 - Cotelligent, Inc. (OTC Bulletin Board: CGZT) a leading developer of business solutions that enhance, integrate and extend enterprise information to mobile and Web technologies, announced that in a report issued today, Institutional Shareholder Services recommended James Lavelle be elected to Cotelligent's Board of Directors for a three year term. The Company's annual meeting will be held Thursday, July 10, 2003 at the Hyatt Newport Beach Hotel.

Institutional Shareholder Services, Inc. (ISS) is the world's leading provider of proxy voting and corporate governance services. ISS serves more than 950 institutional and corporate clients worldwide with its core business - analyzing proxies and issuing informed research and objective vote recommendations for more than 10,000 US and 12,000 non-US shareholder meetings each year.

In its Conclusion, the ISS Report states, "We conclude that at this time, shareholders would be best served by electing management's nominee (James Lavelle) to the Board".

"I'm very pleased ISS has recommended that our stockholders vote for me for another three year term on the Cotelligent Board of Directors. Not only is this an important endorsement personally, but their report also reflects their confidence in Cotelligent's ability to restore shareholder value by continuing to execute our overall strategy," said James Lavelle, Cotelligent's Chairman and CEO.

About Cotelligent, Inc.

Cotelligent, Inc. (www.cotelligent.com) creates customized business applications that precisely fit each client's needs and are built from proven, reusable components on a solid foundation of design and architecture. Through a collaborative and consultative approach, Cotelligent delivers solutions that meet each client's unique objectives and extend the reach of their enterprise. The Cotelligent comprehensive strategy of reuse encompasses our collective experience and allows us to build customized solutions that deliver immediate results while reducing costs and implementation time. Cotelligent (OTC Bulletin
Board: CGZT) was established in 1996, and is a debt-free public company. We employ 140 people throughout the U.S. with headquarters in Irvine, California.





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Company Contact:
Amber Stephenson
Investor Relations
Cotelligent, Inc.
100 Theory Drive
Suite 200
Irvine, California 92612
Phone: 949.823.1656
FAX:   949.823.1071